SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2007
______________________________

Advanced Materials Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	0-16401 (Commission File Number)	33-0215295 (IRS Employer Identification Number)

3303 Lee Parkway, Suite 105
Dallas, Texas 75219
(Address of principal executive offices)

Registrant's telephone number, including area code: (972) 432-0602

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 of the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2007, Advanced Materials Group, Inc. (the “Company”), through its wholly-owned subsidiary Advanced Materials, Inc. (“AMI”), obtained a $2,000,000 credit facility (the “Credit Facility”) from JPMorgan Chase Bank, N.A. (“Lender”). The Credit Facility was established pursuant to a Credit Agreement between AMI and Lender and evidenced by a Line of Credit Note executed by AMI. The proceeds under the Credit Facility will be used primarily for working capital needs in the ordinary course of business.

AMI can borrow, pay and reborrow principal under the Credit Facility from time to time during its term, but the outstanding principal balance under the Credit Facility may not exceed the lesser of the borrowing base or $2,000,000. For purposes of the Credit Facility, “borrowing base” is calculated by adding 80% of AMI’s eligible accounts receivable to 50% of the lower of cost or wholesale market value of all of AMI’s eligible inventory.

The outstanding principal balance under the Credit Facility bears interest at the rate of interest per annum announced from time to time by the Lender as its prime rate, and will be computed on the unpaid principal balance from the date of each borrowing. Accrued interest payments on the unpaid principal balance under the Credit Facility are payable quarterly commencing on May 1, 2007, and all outstanding principal under the Credit Facility, together with all accrued but unpaid interest, is due at maturity, or April 1, 2008.

The Credit Facility is secured by a first priority lien on all of AMI’s currently owned and subsequently acquired accounts receivable, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property and letter of credit rights pursuant to a Continuing Security Agreement between AMI and Lender.

The Credit Agreement contains certain covenants with which AMI must comply. Subject to Lender’s consent, AMI is prohibited under the Credit Agreement from, among other things, declaring or paying dividends on its capital stock, issuing, selling or otherwise disposing of any shares of its capital stock and incurring, assuming or permitting to remain outstanding any indebtedness for borrowed money, subject to certain exceptions. Additionally, AMI is prohibited from engaging in any business activities substantially different from those in which it is currently engaged and from merging or consolidating with any other entity or selling any of its assets outside of the ordinary course of business.

If a default occurs under the Credit Agreement, the Line of Credit Note or any other related documents, Lender may declare all amounts outstanding under the Credit Facility immediately due and payable. In such event, Lender may exercise any rights and remedies it may be provided by law or agreement, including the ability to cause all or any part of the collateral under the Continuing Security Agreement to be transferred to Lender or registered in Lender’s or any other designated entity’s name. Any such event may materially impair AMI’s and the Company’s ability to conduct its business.

Item 1.02 Termination of a Material Definitive Agreement.

In order to facilitate the Company’s obtaining the Credit Facility, on April 2, 2007, the Company terminated its existing $1,500,000 line of credit agreement with Textron Financial Corporation, which was evidenced by a Loan and Security Agreement dated October 9, 2003, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are incorporated herein by reference to the disclosures contained under Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        ADVANCED MATERIALS GROUP, INC.

Date: April 23, 2007    By:  /s/ William G. Mortensen
                    William G. Mortensen
                    President and Chief Financial Officer